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BD [LOGO]

Contact:
--------
Camilla Jenkins / Media Relations - 201-847-5369
Dean Paranicas / Investor Relations - 201-847-7102



                 BD ANNOUNCES RESULTS FOR FISCAL FIRST QUARTER

        Performance Consistent With Company's November 9, 2000 Guidance

Franklin Lakes, NJ (January 17, 2001) - BD (Becton, Dickinson and Company) (NYSE: BDX) today reported revenues of $843 million for the first quarter ended December 31, 2000, down 2 percent from the same period a year ago. At constant foreign exchange rates, revenues increased 3 percent.

As expected, revenues were negatively affected by foreign exchange translation, related primarily to the Euro, which reduced first quarter revenues by an estimated $46 million. The quarter also reflected the impact of remaining inventory reductions at the trade level following the discontinuation of certain distributor incentive programs in the prior quarter, and an unfavorable comparison to the first quarter of fiscal 2000, which benefited from Y2K-related inventory stocking.

Diluted earnings per share and net income were 23 cents and $61 million for the first quarter, compared with 29 cents and $75 million for the same period in fiscal 2000.

Edward J. Ludwig, president and chief executive officer, reaffirmed the Company's guidance given at its November 9, 2000 meeting with analysts, investors and the press, indicating that "in fiscal 2001, the Company expects to achieve sales growth of approximately 5 percent on a reported basis, or approximately 7 percent at constant exchange rates." Mr. Ludwig also stated that "the Company remains on track to achieve earnings per share of approximately 44 cents for the second quarter of fiscal 2001, and an increase in net income of about 10 percent for fiscal 2001.

"While we remain focused on delivering solid financial performance, we continue to invest in promising product initiatives to drive revenue growth," Mr. Ludwig continued. "This includes scaling up production of the industry's broadest line of safety-engineered devices to meet the increasing customer demand related to federal and state needlestick safety legislation."
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Q1 Segment Results
------------------
As previously announced, beginning October 1, 2000, the Company revised its reporting segments. The microbiology product line (now known as diagnostic systems) was moved from the Biosciences segment and combined with the segment formerly known as Preanalytical Solutions to form the Clinical Laboratory Solutions segment. Summary revenue data reflecting the revised segments are as follows:

                                  First Fiscal Quarter
                                  --------------------
                                    ($ in millions)

Segment                                   2001             2000
-------                                  -----            -----
Medical Systems                          $ 438            $ 463

Clinical Laboratory Solutions              277              271*

Biosciences                                128             125*
                                         -----            -----

Total                                    $ 843            $ 859
                                         =====            =====


* Restated Clinical Laboratory Solutions revenues for the first quarter of fiscal 2000 include $132 million related to Preanalytical Solutions, and $139 million related to microbiology that previously had been included in Biosciences revenues.

In the Medical Systems segment, worldwide revenues of $438 million declined 5 percent in the quarter, and were essentially flat at constant foreign exchange rates. Included in Medical Systems revenues were U.S. safety-engineered sales of $51 million, an increase of 37 percent versus the prior year's quarter. Growth in this segment was offset by the impact of inventory reductions at the trade level related to distributor incentive programs discontinued in the prior quarter. Segment revenue comparisons with the prior year also were affected by Y2K-related inventory stocking.

In the Clinical Laboratory Solutions segment, first quarter worldwide revenues increased 2 percent to $277 million, or 7 percent at constant foreign exchange rates. Revenue growth was equally driven by the preanalytical solutions and diagnostic systems product lines. Included in Clinical Laboratory Solutions revenues were U.S. safety-engineered sales of $31 million, an increase of 38 percent versus the prior year's quarter.

Revenues for the Biosciences segment grew by 2 percent to $128 million. At constant foreign exchange rates, revenues increased 8 percent. Biosciences revenue increases were led by sales of Clontech, PharMingen and Transduction Labs products.
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Q1 Geographic Results
---------------------
On a geographic basis, first quarter revenues in the United States increased 1 percent to $431 million. Revenues outside the United States of $412 million declined 5 percent, but increased 6 percent at constant foreign exchange rates.

BD manufactures and sells a broad range of supplies, devices and systems for use by health professionals, medical research institutions, industry and the general public. For the fiscal year ended September 30, 2000, BD reported total revenues of $3.6 billion.

                                      ***

This press release may contain certain forward-looking statements (as defined under Federal securities laws) regarding the Company's performance, including future revenues, products and income, or events or developments that the Company expects to occur or anticipates occurring in the future. All such statements are based upon current expectations of the Company and involve a number of business risks and uncertainties. Actual results could vary materially from anticipated results described, implied or projected in any forward-looking statement. Factors that could cause actual results to vary materially from any forward-looking statement include, but are not limited to: competitive factors; pricing and market share pressures; uncertainties of litigation; the Company's ability to achieve sales and earnings forecasts, which are based on sales volume and product mix assumptions, to achieve its cost savings objectives, and to achieve anticipated synergies and other cost savings in connection with acquisitions; changes in regional, national or foreign economic conditions; increases in energy costs; fluctuations in costs and availability of raw materials and in the Company's ability to maintain favorable supplier arrangements and relationships; changes in interest or foreign currency exchange rates; delays in product introductions; and changes in health care or other governmental regulation, as well as other factors discussed in this press release and in the Company's filings with the Securities and Exchange Commission. We do not intend to update any forward-looking statements.

                                      ***


BD's news releases can be found on its website at www.bd.com or through Business
                                                  ----------
Wire at www.businesswire.com.  A conference call with analysts regarding this
        --------------------
news release will be broadcast live on BD's website at 8:30 a.m. EST Thursday, January 18, 2000. The conference call will be available for playback at 1-888-300-0165.
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BECTON DICKINSON AND COMPANY
REVENUES BY BUSINESS SEGMENTS AND MAJOR PRODUCT GROUPS
FISCAL YEAR 2001
(Unaudited; Amounts in thousands)

                                                  United States
                                             ------------------------
                                                 Q1       % Change
                                             ------------------------
MEDICAL SYSTEMS
---------------
Core Medical                               $     140,040         3.8
Consumer Health Care                              44,501       (20.0)
Pharmaceutical Systems                            10,270        19.2
Ophthalmic Systems                                 7,208        (3.4)
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TOTAL                                      $     202,019        (2.2)
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CLINICAL LABORATORY SOLUTIONS
-----------------------------
Preanalytical Solutions                    $      76,580        10.9
Diagnostic Systems                                83,099         4.6
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TOTAL                                      $     159,679         7.5
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BIOSCIENCES
-----------
Immunocytometry & Reagents                 $      51,494        (3.4)
Discovery Labware                                 18,092         0.6
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TOTAL                                      $      69,586        (2.4)
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TOTAL UNITED STATES                        $     431,284         1.1
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                                                  International
                                             ------------------------
                                                 Q1       % Change
                                             ------------------------
MEDICAL SYSTEMS
---------------
Core Medical                               $     136,836        (9.5)
Consumer Health Care                              47,906        (2.0)
Pharmaceutical Systems                            46,721        (7.8)
Ophthalmic Systems                                 4,952        (4.2)
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TOTAL                                      $     236,415        (7.6)
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CLINICAL LABORATORY SOLUTIONS
-----------------------------
Preanalytical Solutions                    $      57,044        (9.6)
Diagnostic Systems                                60,230         1.2
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TOTAL                                      $     117,274        (4.3)
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BIOSCIENCES
-----------
Immunocytometry & Reagents                 $      43,839        11.9
Discovery Labware                                 14,445        (3.4)
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TOTAL                                      $      58,284         7.6
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TOTAL INTERNATIONAL                        $     411,973        (4.8)
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                                                      Total
                                             ------------------------
                                                 Q1       % Change
                                             ------------------------
MEDICAL SYSTEMS
---------------
Core Medical                               $     276,876        (3.2)
Consumer Health Care                              92,407       (11.6)
Pharmaceutical Systems                            56,991        (3.9)
Ophthalmic Systems                                12,160        (3.7)
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TOTAL                                      $     438,434        (5.2)
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CLINICAL LABORATORY SOLUTIONS
-----------------------------
Preanalytical Solutions                    $     133,624         1.1
Diagnostic Systems                               143,329         3.1
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TOTAL                                      $     276,953         2.2
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BIOSCIENCES
-----------
Immunocytometry & Reagents                 $      95,333         3.1
Discovery Labware                                 32,537        (1.2)
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TOTAL                                      $     127,870         1.9
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TOTAL REVENUES                             $     843,257        (1.9)
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BECTON DICKINSON AND COMPANY
CONSOLIDATED INCOME STATEMENTS
(Unaudited; Amounts in thousands, except per-share data)

                                      Three Months Ended December 31,
                                       2000            1999      % Change
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REVENUES                         $      843,257  $      859,164       (1.9)

Cost of products sold                   448,947         449,951       (0.2)
Selling and administrative              235,292         233,838        0.6
Research and development                 52,727          53,743       (1.9)
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TOTAL OPERATING COSTS
   AND EXPENSES                         736,966         737,532       (0.1)
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OPERATING INCOME                        106,291         121,632      (12.6)

Interest expense, net                   (18,564)        (21,557)     (13.9)
Other (expense) income, net              (7,961)          1,674          NM
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INCOME BEFORE
   INCOME TAXES                          79,766         101,749      (21.6)

Income tax provision                     19,144          26,455      (27.6)
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NET INCOME                       $       60,622  $       75,294      (19.5)
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EARNINGS PER SHARE

     Basic                       $         0.24  $         0.30      (20.0)
     Diluted                     $         0.23  $         0.29      (20.7)
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AVERAGE SHARES OUTSTANDING

     Basic                              254,465         251,328
     Diluted                            266,237         262,593
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NM - Not Meaningful
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BECTON DICKINSON AND COMPANY
SUPPLEMENTAL REVENUE INFORMATION
(Unaudited; Amounts in thousands)

                                      Three Months Ended December 31,
                                       2000            1999      % Change
                                 ------------------------------------------

MEDICAL SYSTEMS
---------------
   United States                 $      202,019  $      206,622       (2.2)
   International                        236,415         255,984       (7.6)
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TOTAL                            $      438,434  $      462,606       (5.2)
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CLINICAL LABORATORY SOLUTIONS
-----------------------------
   United States                 $      159,679  $      148,523        7.5
   International                        117,274         122,576       (4.3)
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TOTAL                            $      276,953  $      271,099        2.2
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BIOSCIENCES
-----------
   United States                 $       69,586  $       71,314       (2.4)
   International                         58,284          54,145        7.6
---------------------------------------------------------------------------
TOTAL                            $      127,870  $      125,459        1.9
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TOTAL REVENUES
--------------
   United States                 $      431,284  $      426,459        1.1
   International                        411,973         432,705       (4.8)
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TOTAL                            $      843,257  $      859,164       (1.9)
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